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                                                                     EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-68895 of Vulcan Materials Company on Form S-3 of our reports dated February 4, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Birmingham, Alabama
March 26, 2000